Exhibit 1.01

Manitex International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (“SEC”) and imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively referred to as the “Covered Countries”).Manitex International has reason to believe that some of the 3TGs present in their supply chain may have originated in the Covered Countries. We are unable with absolute assurance to determine the origin of the 3TG in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we are required under the Rule to submit to the SEC a Conflict Minerals Report (CMR) as an Exhibit to Form SD.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

1. Company & Product Overview

The Company is a leading provider of engineered lifting solutions. The Company operates in three business segments: the Lifting Equipment segment, the ASV segment and the Equipment Distribution segment.

Lifting Equipment Segment

Through its Lifting Equipment Segment, the Company designs, manufactures and distributes a diverse group of products that serve multiple functions and are used in a variety of industries. Through its Manitex, Inc. subsidiary it markets a comprehensive line of boom trucks, truck cranes and sign cranes. Manitex’s boom trucks and crane products are primarily used for industrial projects, energy exploration and infrastructure development, including, roads, bridges and commercial construction.

PM Group S.p.A. (“PM”) is a leading Italian manufacturer of truck mounted hydraulic knuckle boom cranes with a 50-year history of technology and innovation, and a product range spanning more than 50 models. Its largest subsidiary, Oil & Steel (“O&S”), is a manufacturer of truck-mounted aerial platforms with a diverse product line and an international client base.

Badger Equipment Company (“Badger”) is a manufacturer of specialized rough terrain cranes and material handling products. Badger primarily serves the needs of the construction, municipality, and railroad industries.

Manitex Sabre, Inc. (“Sabre”) manufactures a comprehensive line of specialized mobile tanks for liquid and solid storage and containment solutions with capacities from 8,000 to 21,000 gallons. Its mobile tanks are sold to specialized independent tank rental companies and other direct customers. The tanks are used in a variety of end markets such as petrochemical, waste management and oil and gas drilling.

Valla SpA (“Valla”) subsidiary offers a full range of precision pick and carry cranes.

In September 2016 and December 2016, the Company completed the sale of its Liftking and CVS subsidiaries, respectively.

ASV Segment

A.S.V., LLC (“ASV”) manufactures a line of high quality compact rubber tracked and skid steer loaders. The ASV products are distributed through independent dealers, the Terex Corporation (“Terex”) distribution channels as well as through the Company. This independent dealer network now has over 150 locations. The products are used in the site clearing, general construction, forestry, golf course maintenance and landscaping industries, with general construction being the largest market.

Equipment Distribution Segment

The Equipment Distribution segment consists of two of the Company’s subsidiaries, Crane and Machinery, Inc. (“C&M”) and Crane and Machinery Leasing, Inc. (“C&M Leasing”). C&M is a distributor of Terex rough terrain and truck cranes products as well as Manitex’s own products. C&M offers equipment repair services in the Chicago area and supplies repair parts for a wide variety of medium to heavy duty construction equipment both domestically and internationally. C&M Leasing rents equipment manufactured by the Company as well as a limited amount of equipment manufactured by third parties.

This report has been prepared by management of Manitex International, Inc. (herein referred to as “Manitex International,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries, except as may be noted above.

Our Conflict Minerals Policy can be found on the Manitex International website (http://www.manitexinternational.com/indexm.aspx) under the Investor Relations heading “Code of Ethics” and at: http://www.manitexinternational.com/codeofethics.aspx

2. Description of RCOI

Manitex International’s reasonable country of origin inquiry (RCOI) employed a combination of measures to determine whether the necessary 3TGs in Manitex International’s products originated from the Covered Countries. Manitex International’s primary means of determining country of origin of necessary 3TGs was by conducting a supply chain survey with direct in-scope suppliers using the EICC-GeSI (Electronic Industry Citizenship Coalition – Global E-Sustainability Initiative) conflict minerals reporting template (“CMRT”), version 4.10 or higher.

Manitex International, Inc. designs, manufactures and markets a portfolio of highly engineered and customizable lifting equipment, spanning boom truck, telescopic, rough terrain and industrial cranes, and mobile liquid and solid containment solutions, including parts support for all products. ASV manufactures and sells a complete range of compact rubber tracked loaders (CTL) and skid steer loaders (SSL), as well as replacement parts. C&M is a distributor of Terex rough terrain and truck cranes as well as Manitex’s own products. C&M offers equipment repair services in the Chicago area and supplies repair parts for a wide variety of medium to heavy duty construction equipment both domestically and internationally. C&M Leasing rents equipment manufactured by the Company as well as equipment manufactured by third parties.

To compile a list of suppliers to be contacted for our conflict minerals survey process, in 2013, Manitex International identified well over two thousand potential suppliers supporting our various segments and providing thousands of parts from fully assembled flatbed trucks, which we build our cranes on, to prefabricated steel booms and components as well as hundreds of other parts such as electronic components, electrical wiring, lighting, computers, and other smaller parts which may be integral to the operation and functioning of our completed products. As it is expected that some of our components could contain one or more of the 3TG minerals, it was decided to conduct a survey of all our production related suppliers.

In 2016, Manitex International continued their scoping process of the listing of suppliers from each of its subsidiaries. This list was filtered to remove service providers and any non-product related suppliers. In addition, in 2016 we removed from our supplier listing those suppliers related to our Load King subsidiary. Load King was sold before the end of 2015 and therefore was removed from scope. In 2016 while Manitex International sold two of its operating divisions, i.e. Manitex Liftking and CVS Ferrari in September and December 2016 respectively, we have included these divisions in-scope.

This process allowed Manitex International to compile a supplier list of 753 across our various different divisions. The process helped to ensure that all suppliers surveyed provided items to Manitex International that were used in final products in the year 2016. Once the filtering was completed, Manitex International populated the list with contact information and then provided to Assent Compliance for upload to their Assent Compliance Manager SaaS (Software as a Solution) system.

It was deemed appropriate to not further filter this list based on the necessity of the presence of 3TGs in the product as Manitex International could not definitively determine the presence or absence of 3TGs in all parts supplied to them for their products. As part of the CMRT, question 1 allows for further analysis of the supplier, as it asks suppliers whether any of the 3TGs are necessary to the functionality or production of their products. Assent conducts additional analysis of the supply chain and, combined with supplier feedback, suppliers provided a response that allowed Assent and Manitex International to remove these suppliers from the scope of the conflict minerals analysis. The factors considered in Assent’s secondary analysis and the information provided that removed these suppliers from Scope include:

•	The product they supply is packaging. (Labels do not count as packaging)

•	Parts that do not end up in the final product. (This includes equipment used to make the product but is not a part of the actual product itself. i.e. Industrial equipment, computers etc.)

•	Test Labs (i.e. Providers that test the resistance or durability of a product)

•	Service Providers (i.e. any supplier that provides a service but not an actual physical part).

•	Any supplier who has not supplied anything to Manitex International in the last 2 years.

During the supplier survey, suppliers were contacted via the Assent Compliance Manager, a SaaS platform that enables its users to complete and track supplier communications as well as allow suppliers to upload completed CMRTs directly to the platform for red flag assessment and management. Non-responsive suppliers were contacted a minimum of 3 times by the Assent Compliance Manager and then were also managed by the Assent Compliance Support team in one on one communications.

Assent communications includes training and education on the completion of the CMRT to alleviate any confusion with suppliers. As an improvement to our program, for 2016 we utilized Assent’s Learning Management System, Assent University, and provided all in-scope suppliers access to their Conflict Minerals training course. This training was tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course. All communications were monitored and tracked in Assent’s system for future reporting and transparency.

A notable addition to our program is automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on:

•	Questions 1 and 2 are minimum requirements for the CMRT

•	If suppliers state (via Q1 and Q2) that their products do not contain 3TGs necessary to the function or production of said products then no further information is required and no further data validation is completed.

•	Question 3 – Do any of your 3TGs originate from the covered countries?

•	Any supplier that has any 3TGs from the covered countries, even 1 positive response from their supply chain must answer yes.

•	Question 4 – is 100% of the 3TG in question from a recycled source?

•	Question 5 – Have you received info from all relevant 3TG Suppliers?

•	If you are not at 100%, then you can’t make definitive statements for Questions 3, 4 and 6

•	Question 6 – Have you identified all your Smelters?

•	If the answer here is yes, then question 5 must be yes. This also impacts question 3.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regards to invalid forms and are encouraged to resubmit a valid form. As of May 5th, 2017, there were 29 invalid supplier submissions.

Based on the RCOI, we had reason to believe that some of the 3TGs may have originated from the Covered Countries, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the conflict minerals in question.

3. Due Diligence Process

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps.

Step 1: Establish Strong Company Management Systems

As described above, Manitex International, Inc. has adopted a company policy which is posted on our website at http://www.manitexinternational.com/codeofethics.aspx

Manitex International has established a management system for conflict minerals. Our management system includes a steering committee consisting of our SVP of Financial Operations and Administration and our CFO and the project leader (our Director of Internal Audit). The project sponsor is our CFO and our team consists of Purchasing and Production Managers from each of our subsidiaries and is supplemented by Assent Compliance. The team is responsible for implementing our conflict minerals compliance strategy and is led by our Director of Internal Audit who acts as the executive conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts periodically.

Controls include, but are not limited to, our Code of Ethics which outlines expected behaviors for all Manitex International’s employees and suppliers. A supplier conflict minerals contract clause which is further described below is included in our Code of Ethics Policy. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

With respect to the OECD requirement to strengthen engagement with suppliers, we have, through Assent, provided education on the Conflict Minerals regulation as well as the expectations of the law and for a continued business relationship, leveraged the existing communications within the company, specifically procurement to encourage their interactions with Assent as well as understand the requirement for completion. In addition, in 2016 our procurement Purchase Order terms and conditions were updated to include Conflict Minerals compliance requirements. Feedback from this engagement has allowed us to enhance the training, focus and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and ensure expectations are clear.

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Manitex International’s policies.

We have adopted a policy to retain relevant documentation. Documentation will be retained for a period of 5 years.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Risks are identified automatically in the Assent Compliance Manager system based on criteria established for supplier responses in the System. These risks are addressed by Assent Compliance Supply Chain staff and members of our Conflict Minerals team internally who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

The primary risk we identified with respect to the reporting period ended December 31st, 2016 related to the nature of the responses received. Many the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to the Company. Additionally, many suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

Smelters not being certified DRC-Conflict Free pose a significant risk to the Supply Chain. Certain of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Conflict-Free Sourcing Initiative (“CFSI”) and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by CFSI. As of May 5th, 2017, we have validated 316 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitively determine their connection to the Covered Products

In the Assent Compliance Manager (the software used in conjunction with the services of our third party service provider), each facility that meets the CFSI definition of a smelter or refiner of a 3TG is assigned a risk of High, Medium and Low; this Risk rating is generated based on 3 scoring criteria:

•	Conflict-Free Smelter Program (CFSP) audit status

•	Geographic proximity to the DRC and covered countries

•	Known or plausible evidence of unethical or conflict sourcing

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587

•	Kaloti Precious Metals - CID002563

•	Phoenix Metals - CID002507

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent Compliance, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these high risk smelters from their supply chain.

Additionally, suppliers are evaluated on program strength, further assisting in identifying risk in the supply chain. At this stage in Conflict Minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. It has been decided that penalizing or failing them for working through the process is likely not the best approach for the initial years of compliance, it does not meet the goals or spirit of the Rule, however evaluating and tracking the strength of the program does meet the OECD

Due Diligence Guidelines can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the programs are:

•	Whether the supplier has a policy in place that includes DRC conflict-free sourcing.

•	Whether the supplier has implemented due diligence measures for DRC conflict-free sourcing.

•	Whether the supplier verifies due diligence information received from its suppliers.

•	Whether the verification process includes corrective action management.

When suppliers meet or exceed those criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. This program categorization can be used in conjunction with other risk assessment factors to enable Manitex International to properly assess supplier relationships as needed to ensure compliance and risk mitigation.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

Step 3: Design and Implement a Strategy to Respond to Risks

Together with Assent, we developed processes to assess and respond to the risks identified in our supply chain. In response to this risk assessment, the Company has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to nonresponsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Conflict Minerals rules. We engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD Guidance.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the CFSI Conflict-Free Smelter Program, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Step 5: Publicly Report on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2016 and this report on our website at http://www.manitexinternational.com/secfilings.aspx

4. Due Diligence Results

For the 2016 Reporting Year, 57% of Manitex International’s suppliers have responded to the supply chain survey via the CMRT, version 4.10 or higher. During the RCOI, responses were received that deemed 7% of the suppliers surveyed to be out of scope. Of the received CMRTs, 93.2% were considered valid. 6.7% of received CMRTs were considered invalid. Manitex International continues to review their vendor lists and is working with the suppliers to increase the valid response rates.

The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to Manitex International. We are therefore unable to determine whether the 3TGs reported by the suppliers were contained in components or parts supplied to us. Furthermore, suppliers did not always provide smelter lists nor were the smelter lists consistently completed with smelter identification numbers and therefore we were unable to validate that any of these smelters or refiners are actually in our supply chain.

Certain of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”) and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by CFSI. As of May 5th 2017, we have validated 316 smelters or refiners and are working to validate additional smelter/refiner entries from the submitted CMRTs. Of these 316, 250 are certified to be compliant to CFSP conflict-free protocols. Attached at Appendix A, is a full list of all legitimate smelters or refiners that have been declared by our suppliers. Due to the submission of mostly company-level responses, we are not able to determine if all facilities listed can actually be linked to any Manitex products.

As noted above, the current efforts focus on gathering smelter information via the CMRT and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of the 3TGs to their location of origin. Seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

5. Steps to be taken to mitigate risk

Our conflict minerals program will continue to focus on vetting smelter and refined data including:

•	Requiring the use of the smelter identification numbers. Supplier responses will not be considered complete without identification numbers.

•	Suppliers will also be requested to inform Manitex, through Assent, of the correlation between these smelters or refiners and the products and parts they supply to Manitex International and it’s in scope Divisions.

•	A comparison of the facilities identified to the CFSI list of smelters.

•	Efforts to determine mine or location of origin.

We also intend to take the following steps to enhance the due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the Covered Countries:

•	Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts. We will reemphasize this requirement with our Purchasing Agents.

•	Continue to engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Engage any of our suppliers found to be supplying us with 3TGs from sources that directly or indirectly finance armed conflict in the Covered Countries to determine if an alternative source of 3TGs can be found that do not support such armed conflict.

Appendix A

Potential Smelters and Refiners List

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Active	Unknown

Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant	Yes

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant	Yes

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant	Yes

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant	Yes

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant	Yes

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant	Yes

Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant	Yes

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant	Yes

Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant	Yes

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled	Unknown

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant	Yes

Gold	AURA-II	UNITED STATES	CID002851	Not Enrolled	Unknown

Gold	Aurubis AG	GERMANY	CID000113	Compliant	Yes

Gold	Bangalore Refinery	INDIA	CID002863	Active	Unknown

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant	Yes

Gold	Boliden AB	SWEDEN	CID000157	Compliant	Yes

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant	Yes

Gold	Caridad	MEXICO	CID000180	Not Enrolled	Unknown

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant	Yes

Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active	Unknown

Gold	Chimet S.p.A.	ITALY	CID000233	Compliant	Yes

Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled	Unknown

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant	Yes

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled	Yes

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled	Unknown

Gold	DODUCO GmbH	GERMANY	CID000362	Compliant	Yes

Gold	Dowa	JAPAN	CID000401	Compliant	Yes

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant	Yes

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Compliant	Yes

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant	Yes

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled	Unknown

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled	Unknown

Gold	Geib Refining Corporation	UNITED STATES	CID002459	Active	Unknown

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled	Unknown

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled	Unknown

Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled	Unknown

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled	Unknown

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled	Unknown

Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant	Yes

Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled	Unknown

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled	Unknown

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant	Yes

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant	Yes

Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant	Yes

Gold	Japan Mint	JAPAN	CID000823	Compliant	Yes

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant	Yes

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant	Yes

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant	Yes

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled	Unknown

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled	Unknown

Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant	Yes

Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant	Yes

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Active	Unknown

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant	Yes

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant	Yes

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant	Yes

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled	Unknown

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled	Unknown

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled	Unknown

Gold	L’Orfebre S.A.	ANDORRA	CID002762	Not Enrolled	Unknown

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant	Yes

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled	Unknown

Gold	Materion	UNITED STATES	CID001113	Compliant	Yes

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant	Yes

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant	Yes

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant	Yes

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant	Yes

Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant	Yes

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant	Yes

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant	Yes

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant	Yes

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Enrolled	Unknown

Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled	Unknown

Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled	Unknown

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant	Yes

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Compliant	Yes

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active	Unknown

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant	Yes

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant	Yes

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant	Yes

Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant	Yes

Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled	Unknown

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled	Unknown

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant	Yes

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant	Yes

Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant	Yes

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant	Yes

Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Enrolled	Unknown

Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant	Yes

Gold	Royal Canadian Mint	CANADA	CID001534	Compliant	Yes

Gold	SAAMP	FRANCE	CID002761	Not Enrolled	Unknown

Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled	Unknown

Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled	Unknown

Gold	Sai Refinery	INDIA	CID002853	Not Enrolled	Unknown

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant	Yes

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled	Unknown

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant	Yes

Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant	Yes

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled	Unknown

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant	Yes

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant	Yes

Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Enrolled	Unknown

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant	Yes

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant	Yes

Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled	Unknown

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant	Yes

Gold	T.C.A S.p.A	ITALY	CID002580	Compliant	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant	Yes

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant	Yes

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled	Unknown

Gold	Tony Goetz NV	BELGIUM	CID002587	Active	Unknown

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled	Unknown

Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant	Yes

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant	Yes

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant	Yes

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant	Yes

Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant	Yes

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled	Unknown

Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant	Yes

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant	Yes

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant	Yes

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant	Yes

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant	Yes

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled	Unknown

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant	Yes

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant	Yes

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant	Yes

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Compliant	Yes

Tantalum	Duoluoshan	CHINA	CID000410	Compliant	Yes

Tantalum	Exotech Inc.	UNITED STATES	CID000456	Compliant	Yes

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant	Yes

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant	Yes

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant	Yes

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant	Yes

Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant	Yes

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Not Enrolled	Yes

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant	Yes

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Compliant	Yes

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant	Yes

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant	Yes

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Compliant	Yes

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant	Yes

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant	Yes

Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Compliant	Yes

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant	Yes

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant	Yes

Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant	Yes

Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant	Yes

Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant	Yes

Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Not Enrolled	Yes

Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Compliant	Yes

Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Compliant	Yes

Tantalum	QuantumClean	UNITED STATES	CID001508	Compliant	Yes

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant	Yes

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant	Yes

Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant	Yes

Tantalum	Telex Metals	UNITED STATES	CID001891	Compliant	Yes

Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Compliant	Yes

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant	Yes

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Tin	Alpha	UNITED STATES	CID000292	Compliant	Yes

Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Not Enrolled	Unknown

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled	Unknown

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant	Yes

Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant	Yes

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled	Unknown

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant	Yes

Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant	Yes

Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant	Yes

Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant	Yes

Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant	Yes

Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant	Yes

Tin	CV United Smelting	INDONESIA	CID000315	Compliant	Yes

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant	Yes

Tin	Dowa	JAPAN	CID000402	Compliant	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active	Unknown

Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant	Yes

Tin	EM Vinto	BOLIVIA	CID000438	Compliant	Yes

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled	Unknown

Tin	Fenix Metals	POLAND	CID000468	Compliant	Yes

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant	Yes

Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant	Yes

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active	Unknown

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant	Yes

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active	Unknown

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled	Unknown

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant	Yes

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant	Yes

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Enrolled	Unknown

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant	Yes

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant	Yes

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant	Yes

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant	Yes

Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant	Yes

Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant	Yes

Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant	Yes

Tin	Minsur	PERU	CID001182	Compliant	Yes

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant	Yes

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Enrolled	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active	Unknown

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled	Unknown

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant	Yes

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant	Yes

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant	Yes

Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Not Enrolled	Unknown

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant	Yes

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant	Yes

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant	Yes

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant	Yes

Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant	Yes

Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant	Yes

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant	Yes

Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant	Yes

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant	Yes

Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant	Yes

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant	Yes

Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant	Yes

Tin	PT Justindo	INDONESIA	CID000307	Not Enrolled	Yes

Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant	Yes

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant	Yes

Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Compliant	Yes

Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant	Yes

Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant	Yes

Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant	Yes

Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant	Yes

Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant	Yes

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant	Yes

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant	Yes

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant	Yes

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant	Yes

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant	Yes

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant	Yes

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant	Yes

Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant	Yes

Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant	Yes

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant	Yes

Tin	Rui Da Hung	TAIWAN	CID001539	Compliant	Yes

Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant	Yes

Tin	Thaisarco	THAILAND	CID001898	Compliant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled	Unknown

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active	Unknown

Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant	Yes

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant	Yes

Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Not Enrolled	Unknown

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant	Yes

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant	Yes

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Not Enrolled	Unknown

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant	Yes

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant	Yes

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant	Yes

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Compliant	Yes

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled	Unknown

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Compliant	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant	Yes

Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant	Yes

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant	Yes

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant	Yes

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant	Yes

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant	Yes

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant	Yes

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled	Unknown

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Compliant	Yes

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled	Unknown

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Compliant	Yes

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant	Yes

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant	Yes

Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Compliant	Yes

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Compliant	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant	Yes

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant	Yes

Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Compliant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Compliant	Yes

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant	Yes

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant	Yes

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Compliant	Yes

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant	Yes

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant	Yes

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Compliant	Yes

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant	Yes

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant	Yes

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant	Yes